                                                                    EXHIBIT 99.2


                UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

  The following unaudited pro forma consolidated financial data of Rental Service Corporation (the "Company") presents the unaudited pro forma consolidated statement of operations for the year ended December 31, 1997, and the unaudited pro forma consolidated balance sheet at December 31, 1997. The pro forma consolidated statement of operations for the year ended December 31, 1997 has been adjusted to give effect to the Company's acquisition of substantially all of the assets of JDW Enterprises, Inc. d.b.a Valley Rentals ("Valley") (the "Valley Acquisition"). The unaudited pro forma consolidated statement of operations has been adjusted as if the Valley Acquisition had occurred on January 1, 1997. The unaudited pro forma consolidated balance sheet gives effect to the Valley Acquisition as if it had occurred on December 31, 1997. The Valley Acquisition was completed on February 3, 1998 and Valley's balance sheet was consolidated with the Company's under the purchase method of accounting as of that date.

  The pro forma acquisition adjustments represent, in the opinion of the Company's management, all adjustments necessary to present fairly the Company's pro forma results of operations and financial position and are based upon available information and certain assumptions considered reasonable under the circumstances. The pro forma consolidated financial data presented herein does not purport to present what the Company's financial position or results of operations would actually have been had such events leading to the pro forma acquisition adjustments in fact occurred on the date or at the beginning of the period indicated or to project the Company's financial position or results of operations for any future date or period.

  The unaudited pro forma consolidated financial information should be read in conjunction with the Consolidated Financial Statements of the Company and the Notes thereto and management's discussion thereof contained in the Company's Annual Report on Form 10-K for the year ended December 31, 1997.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                    VALLEY           PRO FORMA
                                                                  HISTORICAL      ACQUISITION       ACQUISITION     PRO FORMA
                                                                   COMPANY            (1)           ADJUSTMENTS      COMBINED
                                                                 -------------   -------------    --------------    -----------
Revenues:
 Equipment rentals............................................        $170,704         $30,831          $    --        $201,535
 Sales of parts, supplies and equipment.......................          90,559           5,900               --          96,459
                                                                      --------         -------          -------        --------
Total revenues................................................         261,263          36,731               --         297,994
Cost of revenues:
 Cost of equipment rentals, excluding equipment
  rental depreciation.........................................          87,552          15,852               --         103,404
 Depreciation, equipment rentals..............................          37,413           6,831             (369) (2)     43,875
 Cost of sales of parts, supplies and equipment...............          67,666           3,848               --          71,514
                                                                      --------         -------          -------        --------
Total cost of revenues........................................         192,631          26,531             (369)        218,793
                                                                      --------         -------          -------        --------
Gross profit..................................................          68,632          10,200              369          79,201
Selling, general and administrative expense...................          20,996           4,421             (200) (3)     25,217
Depreciation and amortization, excluding equipment
 rental depreciation..........................................           5,373             844             (169) (4)      6,048
Amortization of intangibles...................................           3,907              20            1,410  (5)      5,337
                                                                      --------         -------          -------        --------
Operating income..............................................          38,356           4,915             (672)         42,599
Non-operating (income) expense................................              --            (480)             480  (6)         --
Interest expense, net.........................................          14,877           3,396            3,718  (7)     21,991
                                                                      --------         -------          -------        --------
Income before income taxes and extraordinary items............          23,479           1,999           (4,870)         20,608
Provision for income taxes....................................          10,330              --           (1,262) (8)      9,068
                                                                      --------         -------          -------        --------
Income before extraordinary items.............................        $ 13,149         $ 1,999          $(3,608)       $ 11,540
                                                                      ========         =======          =======        ========

Income before extraordinary items per common share............        $    .96                                         $    .82
Weighted average common shares................................          13,653                                           14,089 (9)

Income before extraordinary items per common share,
 assuming dilution............................................        $    .94                                         $    .80
Weighted average common shares, assuming dilution.............          13,927                                           14,363 (9)



    See accompanying Notes to Unaudited Pro Forma Consolidated Statement of
                                   Operations

       NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997


(1) Represents the results of the Valley Acquisition prior to its acquisition by the Company.

(2) Represents the elimination of the historical carrying value of rental equipment depreciation of the Valley Acquisition of $6,831,000 and the Company's estimate of $6,462,000 for depreciation assuming the rental fleet acquired was adjusted to fair market value at the beginning of the period presented. As a result, pro forma depreciation decreased by $369,000.

(3) Represents the elimination of the compensation expense for one stockholder of Valley, as such stockholder will not be employed by the Company.

(4) Represents the elimination of the historical carrying value of depreciation and amortization, excluding equipment rental depreciation, of the Valley Acquisition of $844,000 and the Company's estimate of $675,000 for depreciation excluding those assets not acquired and assuming the assets acquired were adjusted to fair market value at the beginning of the period presented. As a result, pro forma depreciation decreased by $169,000.

(5) Represents the Company's estimate of the amortization of goodwill for the Valley Acquisition, as if this acquisition was consummated at the beginning of the period presented.

(6) Represents the elimination of income earned on assets not acquired in the Valley Acquisition.

(7) Represents the elimination of historical interest expense of $3,396,000 and the addition of $7,114,000 of interest expense on borrowings to fund the Valley Acquisition, as if the transaction was consummated at the beginning of the period presented. As a result, pro forma interest expense increased by $3,718,000.

(8) Represents the adjustment to provide income taxes at the Company's 1997 effective tax rate of 44.0%.

(9) Weighted average common shares includes 435,602 shares issued for the Valley Acquisition.

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                 (IN THOUSANDS)

                                                                                DECEMBER 31, 1997
                                                         ----------------------------------------------------------------
                                                                                        PRO FORMA
                                                         HISTORICAL       VALLEY       ACQUISITION              PRO FORMA
                                                          COMPANY     ACQUISITION(1)   ADJUSTMENTS              COMBINED
                                                         ----------   --------------   ------------             ---------
ASSETS
 Cash and cash equivalents............................     $  8,932       $    74          $   (74)     (2)      $  8,932
 Accounts receivable, net.............................       62,028         8,720               --                 70,748
 Other receivables and prepaid expense................        3,217         1,556           (1,556)     (2)         3,217
 Income tax receivable................................          638            --               --                    638
 Parts and supplies inventories, net..................       31,714         2,859               --                 34,573
 Deferred taxes.......................................       15,241            --               --                 15,241
 Rental equipment, net................................      314,696        33,540            2,210      (3)       350,446
 Operating property and equipment, net................       35,799         7,856           (4,856)   (2) (3)      38,799
 Intangible assets, net...............................      220,166            57           53,614      (4)       273,837
 Other assets, net....................................        6,895           178             (178)     (2)         6,895
                                                           --------       -------          -------               --------
                                                           $699,326       $54,840          $49,160               $803,326
                                                           ========       =======          =======               ========


LIABILITIES AND STOCKHOLDERS' EQUITY
 Accounts payable.....................................     $ 34,911       $ 2,553          $(2,553)     (2)      $ 34,911
 Payroll and other accrued expenses...................       31,937           918             (918)     (2)        31,937
 Accrued interest payable.............................        2,179            --               --                  2,179
 Income taxes payable.................................        1,686            --               --                  1,686
 Deferred taxes.......................................       30,857            --               --                 30,857
 Bank debt and long term obligations..................      306,975        38,289           55,311      (5)       400,575
 Related party notes payable..........................           --         3,396           (3,396)     (2)            --
                                                           --------       -------          -------               --------
 Total liabilities....................................      408,545        45,156           48,444                502,145

 Stockholders' equity:
  Preferred stock.....................................           --            --               --                     --
  Common stock........................................          198           600             (596)     (6)           202
  Additional paid-in capital..........................      270,927            --           10,396      (6)       281,323
  Common stock issuable...............................        6,000            --               --                  6,000
  Retained earnings...................................       13,656         9,084           (9,084)     (6)        13,656
                                                           --------       -------          -------               --------
 Total stockholders' equity...........................      290,781         9,684              716                301,181
                                                           --------       -------          -------               --------
                                                           $699,326       $54,840          $49,160               $803,326
                                                           ========       =======          =======               ========




    See accompanying Notes to Unaudited Pro Forma Consolidated Balance Sheet

            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 1997


(1) The purchase method of accounting has been used in preparing the Unaudited Pro Forma Consolidated Financial Statements of the Company with respect to the Valley Acquisition. Purchase accounting values have been assigned to the Valley Acquisition on a preliminary basis and are subject to adjustment when final information as to the fair values of the net assets acquired is available.

(2) Represents assets not acquired, or liabilities not assumed, in the Valley Acquisition.

(3) Represents the Company's preliminary estimates of the adjustments necessary to record the assets acquired at fair market value.

(4) Represents the estimated fair market value of goodwill represented by the excess purchase price over the estimated fair market value of the net assets acquired in the Valley Acquisition.

(5) Represents borrowings under the Company's Revolver to fund the Valley Acquisition.

(6) Represents the elimination of the equity accounts of Valley and the effect of the issuance of 435,602 shares of the Company's Common Stock for the Valley Acquisition.